Exhibit 3.2

BY-LAWS

OF

WESTWAY GROUP, INC.

AMENDED AND RESTATED AS OF MAY 28, 2009

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TABLE OF CONTENTS

(continued)

		Page
Section 3.12.	Organization of Meetings	11

Section 3.13.	Waiver of Notice and Presumption of Assent	11

Section 3.14.	Quorum and Voting	11

Section 3.15.	Unanimous Written Consent	12

Section 3.16.	Books and Records	12

Section 3.17.	Telephone Participation	12

Section 3.18.	Committees of the Board of Directors	12

Section 3.19.	Compensation	14

ARTICLE IV	WAIVER	14

Section 4.1.	Waiver	14

ARTICLE V	OFFICERS	14

Section 5.1.	Executive Officers	14

Section 5.2.	Other Officers	15

Section 5.3.	Authority and Duties of Officers	15

Section 5.4.	Tenure and Removal	15

Section 5.5.	Vacancies	15

Section 5.6.	Chairman of the Board	15

Section 5.7.	Chief Executive Officer	15

Section 5.8.	The President	16

Section 5.9.	Secretary	15

Section 5.10.	Other Officers	16

ARTICLE VI	PROVISIONS RELATING TO STOCK CERTIFICATES AND STOCKHOLDERS	17

Section 6.1.	Form and Signature	17

Section 6.2.	Registered Stockholders	17

Section 6.3.	Transfer of Stock	17

Section 6.4.	Lost, Stolen or Destroyed Certificates	17

Section 6.5.	Record Date	18

Section 6.6.	Regulations	18

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TABLE OF CONTENTS

(continued)

iii

BY-LAWS

OF

WESTWAY GROUP, INC.

Amended and Restated Effective as of May 28, 2009

ARTICLE I

OFFICES

Section 1.1. Registered Office. The registered office of the Corporation within the State of Delaware shall be located at the principal place of business in said State of such corporation or individual acting as the Corporation’s registered agent in Delaware. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the board of directors of the Corporation (the “Board of Directors”).

Section 1.2. Other Offices. The Corporation may also have offices and places of business at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1. Date, Time and Place of Meetings. Except as otherwise provided in these By-Laws, all meetings of stockholders shall be held at such dates, times and places, within or without the State of Delaware, as shall be designated by the Board of Directors in its notice of meeting or in the waivers of notice thereof. If the place of any meeting is not so designated, it shall be held at the principal office of the Corporation in the State of Delaware.

Section 2.2. Annual Meetings. An annual meeting of the stockholders shall be held each year for the purpose of electing the members of the Board of Directors and conducting such other proper business as may come before the meeting. No person shall be nominated for election as a director at, and no business shall transacted at, an annual meeting of stockholders, unless the proposed nomination of such person, or the proposal of such business to be so transacted, is (a) specified in the notice of meeting (or any supplement thereto) given in accordance with this Section 2.2 at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before such meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before such meeting by any stockholder of the Corporation (i) who complies with the requirements set forth in the last sentence of this Section 2.2 and (ii) who is a stockholder of record on the date of its giving of the notice provided for in such last sentence and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting. In addition to any other applicable requirements, for a person to be nominated by a stockholder for election as a director, or for any business to be proposed by a stockholder to be transacted, at an annual meeting of stockholders, such stockholder must have given timely notice thereof, as specified in Sections 2.4 and 2.9(a) hereof, in proper written form, as specified in Sections 2.4 and 2.9(a) hereof, to the secretary of the Corporation and, in the case of any such proposal for the transaction of business, the business proposed must constitute a proper matter for stockholder action.

Section 2.3. Special Meetings. Special meetings of stockholders, for any purpose or purposes, may be called by a majority of the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President and shall be called by the President or the Secretary upon the written request of ED&F Man Holdings Limited, its subsidiaries and affiliates, other than the Corporation and any affiliate of ED&F Man Holdings Limited who is a natural person, and any persons with which any of such entities acts together as a group as a stockholder of the Corporation, which are collectively referred to herein as “ED&F,” so long as ED&F beneficially owns at least 10% of the outstanding shares of the Corporation’s Common Stock (determined assuming conversion of all of the outstanding shares of the Corporation’s Series A Preferred Stock into shares of the Corporation’s Common Stock in accordance with the Certificate of Incorporation); provided that ED&F may only request that a special meeting of stockholders be called with respect to the election of directors that are elected by the holders of shares of Class B common stock of the Corporation (“Class B Common Stock”). Any such request shall state the proposed date, time and place of the meeting, and the President or Secretary of the Corporation shall fix a date and time for such meeting within sixty (60) days of the date requested for such meeting in such written request. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto). Nominations of persons for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (or supplement thereto) may be made (a) by or at the direction of the Board of Directors (or a duly authorized committee thereof) or (b) by ED&F with respect to the election of directors to be elected by the holders of shares of Class B Common Stock if (i) ED&F complies with the requirements set forth in the last sentence of this Section 2.3 and (ii) is a stockholder of record on the date of its giving of the notice referred to in such last sentence and on the record date for the determination of stockholders entitled to notice of and to vote at such special meeting. In addition to any other applicable requirements, for a person to be nominated by ED&F for election as a director at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (or supplement thereto) and in accordance with the preceding sentence, ED&F must have given timely notice thereof, as specified in Section 2.4, in proper written form, as specified in Section 2.4, to the Secretary of the Corporation.

Section 2.4. Notice of Meetings. Except as otherwise required or permitted by law, whenever the stockholders are required or permitted to take any action at a meeting, notice thereof shall be given in any manner permitted by law, stating the place, date and time of the meeting and, unless it is the annual meeting, by or at whose direction it is being issued. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be given not less than ten (10) or more than sixty (60) days before the date of such meeting by or at the direction of the Board of Directors or the President or Secretary of the Corporation to each stockholder of record entitled to vote at such meeting. If mailed, the notice shall be given when deposited in the United States mail, postage prepaid, and shall be directed to each stockholder at his address as it appears on the records of the Corporation. Nothing herein contained shall preclude any stockholder from waiving notice as provided in Section 4.1. A single notice shall be effective as to all stockholders who share an address if consented to by the stockholders sharing such address.

Section 2.5. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation (as the same may be amended from time to time, the “Certificate of Incorporation”), the holders of a majority of the voting power of the issued and outstanding shares of stock of the Corporation entitled to vote at a meeting of stockholders, represented in person or by proxy, shall be necessary to, and shall constitute a quorum for, the transaction of business at any meeting of stockholders; provided that, when any specified action is required to be voted upon by a class of stock voting as a class, the holders of a majority of the voting power of the shares of such class entitled to vote, represented in person or by proxy, shall be necessary to, and shall constitute a quorum for, the transaction of such specified action. If, however, such quorum shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Notwithstanding the foregoing, the absence of a quorum necessary for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting and for which a quorum is constituted. If after any adjournment of a meeting of stockholders, the Board of Directors shall fix a new record date for the adjourned meeting, or if the adjournment is for more than thirty (30) days, a notice of such adjourned meeting shall be given as provided in Section 2.4 of these By-Laws, but such notice may be waived as provided in Section 4.1 hereof.

Section 2.6. Voting. Unless otherwise provided by any applicable provision of law, by these By-Laws or by the Certificate of Incorporation, at each meeting of stockholders, each holder of record of shares of stock entitled to vote shall be entitled to vote in person or by proxy, and each such holder shall be entitled to one vote for every share standing in such holder’s name on the books of the Corporation as of the record date fixed by the Board of Directors or prescribed by law and, if a quorum is present, except as provided in Section 3.2 with respect to the vote required to elect directors, a majority of the voting power of the shares of such stock present or represented at any meeting of stockholders shall be the vote of the stockholders with respect to any item of business.

Section 2.7. Proxies. Every stockholder entitled to vote at a meeting may authorize another person or persons to act for him, her or it by proxy. Each proxy shall be in writing executed by the stockholder giving the proxy or by his, her or its duly authorized attorney. No proxy shall be valid after the expiration of three (3) years from its date, unless a longer period is provided for in the proxy. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it, or his, her or its legal representatives or assigns except in those cases where an irrevocable proxy permitted by statute has been given; provided, however, that the proxy given pursuant to the Proxy Agreement, dated as of             , 2009, between Westway Holdings Corporation and Shermen WSC Holding LLC shall be irrevocable.

Section 2.8. Stock Records. The Secretary or agent having charge of the stock transfer books of the Corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order and showing the address of and the number and class and series, if any, of shares held by each. Such list, for a period of ten (10) days prior to such meeting, shall be kept at the principal place of business of the Corporation or at the office of the transfer agent or registrar of the Corporation and such other places as required by statute and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder at any time during the meeting.

Section 2.9. Notice of Business.

(a) For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to the preceding clause (c) of section 2.2, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice as referred to in Section 2.2 must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the date (the “Reference Date”) that is the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within thirty (30) days before or after such Reference Date, to be timely, notice by the stockholder must be received no later than the close of business on the tenth (10th) day following the day on which notice of the date of the meeting or public disclosure thereof was given or made. Public disclosure of an adjournment of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice referred to in Section 2.2. Notwithstanding anything in this Section 2.9(a) to the contrary, if the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public disclosure by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the applicable Reference Date, then a stockholder’s notice as referred to in Section 2.2 shall be considered timely delivered, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public disclosure is first made by the Corporation.

(b) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting referred to in Section 2.3.

(c) To be in proper written form, a stockholder’s notice referred to in Section 2.2 must also set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection at the meeting of stockholders as a director, (x) all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended or supplemented (the “Exchange Act”), including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (y) the citizenship, date of birth and place of birth of each such nominee; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (w) the name and address of such stockholder, as they appear on the Corporation’s books and records, and of such beneficial owner, (x) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (y) a representation that the stockholder is a holder of record of shares of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination and (z) a representation as to whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the outstanding shares of the Corporation’s capital stock required to approve or adopt the proposal or elect the nominee and/or (2) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting of stockholders in compliance with the applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation. A holder of shares of Class A common stock of the Corporation (“Class A Common Stock”) may only nominate and elect a director for whose election such stockholder would be able to vote as a holder of shares of Class A Common Stock, and a holder of shares of Class B Common Stock may only nominate and elect a director for whose election such stockholder would be able to vote as a holder of shares of Class B Common Stock. Notwithstanding anything in these By-Laws to the contrary, no person shall be eligible to be elected as a director of the Corporation at an annual meeting of stockholders or special meeting of stockholders unless nominated in accordance with the procedures set forth in this Section 2.9.

(d) Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Section 2.9. Except as otherwise provided by applicable law, the Certificate of Incorporation, or these By-Laws, the chairperson of an annual or special meeting of stockholders shall have the power and duty to determine whether a nomination or any business proposed to be brought before such meeting by a stockholder was made or proposed, as the case may be, in accordance with the procedures set forth in these By-Laws and, if any proposed nomination or business is not in compliance with these By-Laws, to declare that such defective proposal or nomination shall be disregarded. The chairperson of an annual or special meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that any nomination or business was not properly brought before the meeting and in accordance with the provisions of these By-Laws, and if he or she should so determine, he or she shall so declare to the meeting, and any such nomination or business not properly brought before the meeting shall not be made or transacted. Notwithstanding the foregoing provisions of this Section 2.9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.9. Nothing in these By-Laws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals at an annual meeting of stockholders that comply with the notice requirements set forth in this Article II in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (ii) of the holder of any series of preferred stock of the Corporation pursuant to any applicable provision of the Certificate of Incorporation.

(e) Notwithstanding the other provisions of this Article II, if neither the stockholder that proposed the nomination of a person for election as a director or the transaction of certain business at an annual meeting of stockholders, nor a qualified representative of the stockholder, appears at such meeting to present such nomination or transact such business in accordance with the stockholder’s notice given in accordance with Section 2.9(a) above, such proposed nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of the vote thereon may have been received by the Corporation. For purposes of this Section 2.9(e), to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(f) Whenever used in these By-Laws, the term “public disclosure” shall mean disclosure (a) in a press release publicly released by the Corporation, provided such press release is released by the Corporation in accordance with its customary procedures, or is reported by the Dow Jones News Service, Associated Press or a comparable national news service, or (b) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(g) Notwithstanding anything to the contrary contained in this Article II, to the maximum extent permitted by law, for as long as ED&F beneficially owns at least 10% of the outstanding shares of Common Stock of the Corporation (determined assuming conversion of all of the outstanding shares of the Corporation’s Series A Preferred Stock into shares of the Corporation’s Common Stock in accordance with the Certificate of Incorporation), ED&F shall not be subject to the notice procedures set forth in this Article II to nominate any person for election to the Board of Directors for whose election only holders of shares of Class B Common Stock are entitled to vote or propose any business to be considered by the stockholders, at an annual meeting of stockholders.

(h) Nothing in this Section 2.9 shall be deemed to limit the obligation of any stockholder to comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.

Section 2.10. Organization. The chairperson of the Board of Directors (the “Chairman”) shall act as chairman of meetings of stockholders. The Board of Directors may designate any other officer or director of the Corporation to act as chairman of any meeting in the absence of the Chairman, and the Board of Directors may further provide for determining who shall act as chairman of any meeting of stockholders in the absence of the Chairman and such designee. The Secretary of the Corporation shall act as secretary of all meetings of stockholders, but in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of any such meeting.

Section 2.11. Conduct of Meetings. The Board of Directors may adopt by resolution such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures, and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants.

Section 2.12. Inspector of Elections.

(a) Preceding any meeting of stockholders, to the extent required by applicable law, the Board of Directors, by resolution, the Chairman or the Chief Executive Officer shall appoint one or more persons to act as inspectors at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. In the event no inspector or alternate inspector is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. In addition to the duties prescribed by applicable law, the inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspector(s) may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of inspector.

(b) In determining the shares represented and the validity and counting of proxies and ballots, each inspector shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 211(e) or Section 212(c)(2) of the General Corporation Law of the State of Delaware (the “DGCL”), any information provided pursuant to Section 211(a)(2)(B)(i) or (iii) of the DGCL, ballots, and the regular books and records of the Corporation, except that each inspector may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers or their nominees or a similar person which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If any inspector considers other reliable information for the limited purpose permitted by this paragraph, such inspector, at the time of the making of his or her certification referred to in Section 2.12(a), shall specify the precise information considered, the person or persons from whom the information was obtained, when this information was obtained, the means by which the information was obtained, and the basis for such inspector’s belief that such information is accurate and reliable.

Section 2.13. Remote Communications. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication; provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.14. Ratification. Any transaction questioned in any stockholders’ derivative suit, or any other suit to enforce alleged rights of the Corporation or any of its stockholders, on the ground of lack of authority, defective or irregular execution, adverse interest of any director, officer or stockholder, nondisclosure, miscomputation or the application of improper principles or practices of accounting may be approved, ratified and confirmed before or after judgment by the Board of Directors or by the holders of a majority of the voting power of the common stock of the Corporation and, if so approved, ratified or confirmed, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said approval, ratification or confirmation shall be binding upon the Corporation.

ARTICLE III

DIRECTORS

Section 3.1. Number. The number of directors of the Corporation which shall constitute the first Board of Directors after the date hereof shall be seven. Thereafter, the number of directors shall be established from time to time by resolution of a majority of the total authorized number of directors at an odd number not less than one nor more than fifteen.

Section 3.2. Election and Term. Except as provided in Sections 3.3 and 3.5 and as otherwise provided in the Certificate of Incorporation, each director shall be elected by a plurality vote of the shares represented in person or by proxy at each annual meeting of stockholders and entitled to vote on the election of such director. Unless otherwise provided in the Certificate of Incorporation, each director (whenever elected) shall hold office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.

Section 3.3. Removal. Any director may be removed at any time upon the affirmative vote of the holders of at least a majority of the outstanding shares then entitled to vote at an election of directors; provided that any director that is included in a class of directors established in accordance with the Certificate of Incorporation the term of which extends for more than one year may be removed only for cause. Whenever the holders of any class or series of shares of the Company’s capital stock are entitled to designate or elect one or more directors by a separate class or series vote pursuant to the provisions of these By-Laws or the Certificate of Incorporation, (i) the provisions of this section shall apply with respect to a removal without cause to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole and (ii) a holder or holders of shares of a class or series may only make a proposal for consideration at an annual meeting of stockholders in accordance with the procedures set forth in Article II with respect to removal of a director, with respect to a director that is designated or elected by the holders of such class or series of shares. Any vacancy in the Board of Directors caused by any such removal may be filled at the meeting of stockholders at which the removal is effected (or in the written instrument effecting the removal, if the removal was effected by consent without a meeting) by the stockholders entitled to vote for the election of the director so removed in accordance with Section 3.5.

Section 3.4. Resignations. Any director may resign at any time by giving written notice of his or her resignation to the Chief Executive Officer or the Board of Directors. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and unless otherwise specified therein, the acceptance of such registration shall not be necessary to make it effective.

Section 3.5. Newly Created Directorship and Vacancies. Subject to the terms of the Certificate of Incorporation (including without limitation any requirement contained therein as to the ratio of the number of directors elected by the holders of the shares of Class A Common Stock to the number of directors elected by the holders of the shares of Class B Common Stock), any vacancy on the Board of Directors occurring for any reason, and any directorships resulting from any increase in the number of directors of the Board of Directors, may be filled by a majority of the Board of Directors then in office, although less than a quorum, and any director elected to fill a vacancy or a newly created directorship shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal; provided, however, that:

(a) any vacancy on the Board of Directors resulting from the death, resignation, removal or other departure of any director who was elected by the holders of the shares of Class A Common Stock shall be filled by the affirmative vote of a majority of the remaining directors who were previously elected by the holders of the shares of Class A Common Stock; provided that if no such directors remain, such vacancy shall be filled by the affirmative vote of the holders of a majority of the voting power of the shares of Class A Common Stock entitled to vote on the election of directors; and

(b) any vacancy on the Board of Directors resulting from the death, resignation, removal or other departure of any director who was elected by the holders of the shares of Class B Common Stock shall be filled by the affirmative vote of a majority of the remaining directors who were previously elected by the holders of the Class B Common Stock; provided that if no such directors remain, such vacancy shall be filled by the affirmative vote of the holders of a majority of the voting power of the shares of Class B Common Stock entitled to vote on the election of directors.

Section 3.6. Powers and Duties. Subject to any applicable provisions of law, these By-Laws and the Certificate of Incorporation, the affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors. The directors shall act only as a Board of Directors, and the individual directors shall have no power as such.

Section 3.7. Place of Meetings. Except as otherwise provided in these By-Laws, all meetings of the Board of Directors may be held at such places, either within or without the State of Delaware, as the Board of Directors may designate from time to time.

Section 3.8. Annual Meetings. An annual meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting to the newly elected directors shall be necessary in order to legally constitute the meeting, provided a quorum shall be present, or the newly elected directors may meet at such time and place as shall be fixed by the written consent of all of such directors as hereafter provided in Section 3.12 of these By-Laws, or as shall be specified in a waiver of notice.

Section 3.9. Regular Meetings. Regular meetings of the Board of Directors may be held upon such notice or without notice, and at such time and at such place as shall from time to time be determined by resolution of the Board of Directors.

Section 3.10. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman, the Chief Executive Officer, the President or the Secretary upon the written request of a majority of the directors then in office. Such request shall state the date, time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 3.11. Notice of Meetings. Notices of special meetings shall be given to each director, and notice of each resolution or other action affecting the date, time or place of one or more regular meetings shall be given to each director not present at the meeting adopting such resolution or other action. Notices shall be given personally, or by telephone confirmed by facsimile or email dispatched promptly thereafter, or by facsimile or email confirmed by a writing delivered by a recognized overnight courier service, directed to each director at the address from time to time designated by such director to the Secretary. Each such notice and confirmation must be given (received in the case of personal service or delivery of written confirmation) at least 24 hours prior to the time of a special meeting, and at least five days prior to the initial regular meeting affected by such resolution, as the case may be. Notice of any adjourned meeting, including the place, date and time of the new meeting, shall be given to all directors not present at the time of the adjournment, as well as to the other directors unless the place, date and time of the new meeting is announced at the adjourned meeting. Nothing herein contained shall preclude the directors from waiving notice as provided in Section 4.1 hereof.

Section 3.12. Organization of Meetings. The Board of Directors shall elect one of its members to be Chairman; provided that such member shall be chosen from among those members elected by the holders of Class A Common Stock. The Chairman shall lead the Board of Directors in fulfilling its responsibilities as set forth in these By-Laws, including its responsibility to oversee the performance of the Corporation, and shall determine the agenda and perform all other duties and exercise all other powers which are from time to time delegated to him or her by the Board of Directors. Meetings of the Board of Directors shall be presided over by the Chairman, or in his or her absence, by the Chief Executive Officer, or, in the absence of the Chairman and the Chief Executive Officer, by such other person as the Board of Directors may designate, or the members present may select.

Section 3.13. Waiver of Notice and Presumption of Assent. Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting, except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting, or unless his or her written dissent to such action shall be filed with the person acting as secretary of the meeting before the adjournment thereof, or shall be forwarded by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

Section 3.14. Quorum and Voting. Except as otherwise provided by the Certificate of Incorporation, at all meetings of the Board of Directors, the presence of a majority of the total authorized number of directors shall be necessary to, and shall constitute a quorum for, the transaction of business. Except as otherwise provided by law, by these By-Laws or by the Certificate of Incorporation, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum is not present at any meeting of the Board of Directors, the directors present at the meeting may adjourn the meeting from time to time until a quorum is present.

Section 3.15. Unanimous Written Consent. Any action required or permitted to be taken by the Board of Directors, or by a committee of the Board of Directors, may be taken without a meeting if all members of the Board of Directors or the committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action. Any such resolution and the written consents thereto by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board of Directors or committee.

Section 3.16. Books and Records. The directors may keep the books of the Corporation, except such as are required by law to be kept within the state, outside of the State of Delaware, at such place or places as they may from time to time determine.

Section 3.17. Telephone Participation. Any one or more members of the Board of Directors, or any committee of the Board of Directors, may participate in a meeting of the Board of Directors or committee by means of a conference telephone call or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 3.18. Committees of the Board of Directors.

(a) Designation of Committees. The Board of Directors, by resolution adopted by a majority of the total authorized number of directors, may designate one or more committees. Each committee shall consist of such number of directors as from time to time may be fixed by the Board of Directors; provided that, unless prohibited by law, rule or regulation, or by the rules of any securities exchange or securities market on which the securities of the Corporation are listed or traded, and for as long as ED&F beneficially owns at least 10% of the outstanding shares of Common Stock of the Corporation (determined assuming conversion of all of the outstanding shares of the Corporation’s Series A Preferred Stock into shares of the Corporation’s Common Stock in accordance with the Certificate of Incorporation), each committee shall include at least one director elected by the holders of shares of Class A Common Stock and at least one director elected by the holders of shares of Class B Common Stock; provided that if any committee is composed of more than two members, a majority shall be directors elected by the holders of shares of Class A Common Stock. Each such committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation to the extent delegated and to the extent permitted by applicable law to be delegated to such committee by the Board of Directors, but no committee shall have any power or authority as to (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (ii) as may otherwise be excluded by law or by the Certificate of Incorporation, and no committee may delegate any of its power or authority to a subcommittee unless so authorized by the Board.

(b) Members and Alternate Members. The members of each committee and any alternate members shall be selected by the Board of Directors. The members and alternate members shall serve at the pleasure of the Board of Directors. An alternate member may replace any absent or disqualified member at any meeting of the committee. An alternate member shall be given all notices of committee meetings, may attend any meeting of the committee, but may count towards a quorum and vote only if a member for whom such person is an alternate is absent or disqualified. Each member (and each alternate member) of any committee shall hold office only until the time he or she shall cease for any reason to be a director, or until his or her earlier death, resignation or removal.

(c) Committee Procedures. A quorum for each committee shall be a majority of its members, unless the committee has only one or two members, in which case a quorum shall be one member, or unless a greater quorum is established by the Board; provided that, unless prohibited by law, rule or regulation, or by the rules of any securities exchange or securities market on which the securities of the Corporation are listed or traded, and for as long as ED&F beneficially owns at least 10% of the outstanding shares of Common Stock of the Corporation (determined assuming conversion of all of the outstanding shares of the Corporation’s Series A Preferred Stock into shares of the Corporation’s Common Stock in accordance with the Certificate of Incorporation), a quorum shall include at least one director elected by the holders of shares of Class A Common Stock and at least one director elected by the holders of shares of Class B Common Stock. The vote of a majority of the committee members present at a meeting at which a quorum is present shall be the act of the committee. Each committee shall keep regular minutes of its meetings and report to the Board of Directors when required. The Board of Directors may adopt other rules and regulations for the government of any committee not inconsistent with the provisions of these By-Laws, and each committee may adopt its own rules and regulations of government, to the extent not inconsistent with these By-Laws or rules and regulations adopted by the Board of Directors.

(d) Meetings and Actions of Committees. Meetings and actions of each committee shall be governed by, and held and taken in accordance with, the provisions of the following sections of these By-Laws, with such By-Laws being deemed to refer to the committee and its members in lieu of the Board and its members:

(i) Sections 3.7 and 3.9 (to the extent relating to place and time of regular meetings);

(ii) Section 3.10 (relating to special meetings);

(iii) Sections 3.11 and 3.13 (relating to notice, adjournment and waiver of notice); and

(iv) Sections 3.15 and 3.17 (relating to unanimous written consent and telephone participation).

Special meetings of committees may also be called by resolution of the Board.

(e) Resignations and Removals. Any member (and any alternate member) of any committee may resign from such position at any time by delivering a written notice of resignation, signed by such member, to the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any member (and any alternate member) of any committee may be removed from such position by the Board of Directors at any time, either for or without cause.

(f) Vacancies. If a vacancy occurs in any committee for any reason, the remaining members (and any alternate members) may continue to act if a quorum is present. A committee vacancy may be filled only by the Board.

Section 3.19. Compensation. The Corporation’s non-employee directors may be paid for their service as directors, as well as for their services as members of special or standing committees of the Board of Directors. Such compensation shall be in the amount and form of consideration as approved by the Board of Directors. Directors may also be reimbursed for their reasonable expenses, if any, incurred in service to the Board of Directors. No such payments shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

ARTICLE IV

WAIVER

Section 4.1. Waiver. Whenever a notice is required to be given by any provision of law, by these By-Laws or by the Certificate of Incorporation, a waiver thereof in writing, or by telecopy or any other means of communication permissible by law, whether before or after the time stated therein, shall be deemed equivalent to such notice. In addition, any stockholder attending a meeting of stockholders in person or by proxy without protesting prior to the conclusion of the meeting the lack of notice thereof to him or her shall be conclusively deemed to have waived notice of such meeting.

ARTICLE V

OFFICERS

Section 5.1. Executive Officers. The executive officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President and a Secretary. Any person may hold two or more of such offices. The executive officers of the Corporation shall be elected annually (and from time to time by the Board of Directors, as vacancies occur), at the annual meeting of the Board of Directors following the meeting of stockholders at which the Board of Directors was elected. The Board of Directors may also elect or appoint such other officers as it deems necessary or desirable for the conduct of the business of the Corporation, each of whom shall have such powers and duties as the Board of Directors determines.

Section 5.2. Other Officers. The Board of Directors may appoint such other officers and agents, including Vice-Presidents, Treasurer, Assistant Vice-Presidents and Assistant Secretaries, as it shall at any time or from time to time deem necessary or advisable.

Section 5.3. Authority and Duties of Officers. The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in or determined pursuant to these By-Laws, by resolution of the Board of Directors, or if such officer is appointed by another officer pursuant to delegated authority under Section 5.10, by the appointing officer, except that in any event each officer shall exercise such powers and perform such duties as may be required by law.

Section 5.4. Tenure and Removal. The officers of the Corporation shall be elected or appointed to hold office until their respective successors are elected or appointed. Subject to the provisions of the Certificate of Incorporation and the Stockholder’s Agreement, dated             , between the Corporation and Westway Holdings Corporation (the “Stockholder’s Agreement”) all officers shall hold office at the pleasure of the Board of Directors, and any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors for cause or without cause at any regular or special meeting.

Section 5.5. Vacancies. Subject to the provisions of the Certificate of Incorporation and the Stockholder’s Agreement, any vacancy occurring in any office of the Corporation, whether because of death, resignation or removal, with or without cause, or any other reason, shall be filled by the Board of Directors.

Section 5.6. Chairman of the Board. The Chairman shall preside at all meetings of the stockholders and directors at which he or she is present. The Chairman shall perform such other duties as are properly required of him or her by these By-Laws and by the Board of Directors.

Section 5.7. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall, subject to the authority of the Board of Directors, have general charge and supervision of the operations of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall manage and administer the Corporation’s business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of a chief executive officer of a corporation. He or she shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and all other documents and instruments in connection with the business of the Corporation. The Chief Executive Officer shall have the duties and powers of the Treasurer if no Treasurer is elected and shall have such other duties and powers as the Board of Directors may from time to time prescribe.

Section 5.8. The President. The President shall be the chief operating officer and shall perform such other duties as are properly required of him or her by the Board of Directors or the Chief Executive Officer.

Section 5.9. Secretary. Unless otherwise determined by the Board of Directors, the Secretary shall have the following powers and duties:

(a) He or she shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders, the Board of Directors and any committees thereof in books provided for that purpose.

(b) He or she shall cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by law.

(c) Whenever any committee shall be appointed pursuant to a resolution of the Board of Directors, he or she shall furnish a copy of such resolution to the members of such committee.

(d) He or she shall be the custodian of the records and of the seal of the corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the corporation prior to the issuance thereof and to all documents and instruments that the Board of Directors or any officer of the Corporation has determined should be executed under seal, may sign (together with any other authorized officer) any such document or instrument, and when the seal is so affixed he or she may attest the same.

(e) He or she shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Certificate of Incorporation or these By-Laws.

(f) He or she shall have charge of the stock books and ledgers of the corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each such holder became a holder of record.

(g) He or she shall sign (unless the Treasurer, an Assistant Treasurer or an Assistant Secretary shall have signed) certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors.

He or she shall perform, in general, all duties incident to the office of secretary and such other duties as may be specified in these By-Laws or as may be assigned to him or her from time to time by the Board of Directors or the Chief Executive Officer.

Section 5.10. Other Officers. The Board of Directors may also elect or may delegate to the Chief Executive Officer the power to appoint such other officers as it may at any time or from time to time deem advisable, and any officers so elected or appointed shall have such authority and perform such duties as the Board of Directors or the Chief Executive Officer, if he or she shall have appointed them, may from time to time prescribe.

ARTICLE VI

PROVISIONS RELATING TO STOCK CERTIFICATES AND STOCKHOLDERS

Section 6.1. Form and Signature. The shares of the Corporation shall be represented by a certificate signed by the Chairman of the Board, the President, the Chief Executive Officer or any Vice President and by the Secretary or any Assistant Secretary, and shall bear the seal of the Corporation or a facsimile thereof; provided that the Board of Directors may by resolution determine that some or all of any shares of any class or series of the Corporation’s stock shall be uncertificated. If any such certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or its employees, the signature of any such officer may be a facsimile signature. In case any officer who shall have signed or whose facsimile signature was placed on any such certificate shall have ceased to be an officer before such certificate shall be issued, it may nevertheless be issued by the Corporation with the same effect as if he or she were such officer at the date of issue. Each certificate representing shares shall state upon its face (a) that the Corporation is organized under the laws of the State of Delaware, (b) the name of the person or persons to whom it is issued, (c) the number of shares which such certificate represents and (d) the par value, if any, of each share represented by such certificate.

Section 6.2. Registered Stockholders. Prior to due surrender of a certificate for registration or transfer, the Corporation shall be entitled to treat the registered owner as the person exclusively entitled to receive dividends or other distributions, to vote as such owner, to receive notice and otherwise to exercise all of the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests, provided that if a transfer of shares is made for collateral security, and not absolutely, this fact shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

Section 6.3. Transfer of Stock. Upon surrender to the Corporation or the appropriate transfer agent, if any, of the Corporation, of a certificate representing shares of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and, in the event that the certificate refers to any agreement restricting transfer of the shares which it represents, proper evidence of compliance with such agreement, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the Corporation.

Section 6.4. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost, mutilated, stolen or destroyed, and the Board of Directors may require the owner of such lost, mutilated, stolen or destroyed certificate, or such owner’s legal representatives, to make an affidavit of the fact and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, mutilation, theft or destruction of any such certificate or the issuance of any such new certificate.

Section 6.5. Record Date. For the purpose of determining the stockholders entitled to notice of, or to vote at, any meeting of stockholders, or to express written consent to any corporate action without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of, or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6.6. Regulations. Except as otherwise provided by law, the Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient, concerning the issue, transfer and registration of certificates for the securities of the Corporation. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars and may require all certificates for shares of capital stock to bear the signature or signatures of any of them.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1. Dividends and Distributions. Subject to any applicable provisions of law, to the provisions of the Certificate of Incorporation or to the terms of any other corporate document or instrument binding on the Corporation, dividends and other distributions upon or with respect to outstanding shares of stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, bonds, property or shares of the Corporation’s stock. The Board of Directors shall have full power and discretion, subject to any applicable provisions of law, to the provisions of the Certificate of Incorporation or to the terms of any other corporate document or instrument, to determine what, if any, dividends or distributions shall be declared and paid or made. A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

Section 7.2. Reserves. There may be set apart out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time may determine proper as a reserve or reserves for meeting contingencies, equalizing dividends, repairing or maintaining any property of the corporation or for such other purpose or purposes as the Board of Directors shall determine conducive to the interest of the corporation, and the Board of Directors may similarly modify or abolish any such reserve.

Section 7.3. Execution of Instruments. Except as otherwise required by law or the Certificate of Incorporation, the Board of Directors or any officer of the Corporation authorized by the Board of Directors may authorize any other officer or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Any such authorization must be in writing or by electronic transmission and may be general or limited to specific contracts or instruments.

Section 7.4. Checks, etc. All checks or demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or other person or persons as may from time to time be designated by the Board of Directors.

Section 7.5. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal Delaware”. The form of the seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

Section 7.6. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 7.7. General and Special Bank Accounts. The Board of Directors may authorize from time to time the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board of Directors may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may be delegated by the Board of Directors from time to time. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.

Section 7.8. Books and Records; Inspection. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board of Directors.

Section 7.9. Electronic Transmission. “Electronic transmission”, as used in these By-Laws, means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS

Section 8.1. Indemnification by Corporation. The indemnification of, and advancement of expenses to, directors, officers and other persons shall be as provided in the Certificate of Incorporation.

ARTICLE IX

ADOPTION AND AMENDMENTS

Section 9.1. Power to Amend. These By-Laws may be amended in the manner provided in the Certificate of Incorporation.

If any By-Law regulating any impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the By-Law so adopted, amended or repealed, together with a concise statement of the changes made.

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